Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Fourth Quarter and Full Year 2013 Financial Results

Newton, MA — February 12, 2014 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months and year ended December 31, 2013.

“I am proud that 2013 is TechTarget’s 10th consecutive year of both positive adjusted EBITDA and cash flow” said Greg Strakosch, TechTarget CEO. “Despite the continued softness in IT spending, we are forecasting a return to double-digit revenue growth in 2014, based on the positive momentum of our new data analytics suite of products, IT Deal AlertTM and the continued 20% plus online revenue growth of our international operations.”

Q4 2013 online revenue decreased by 3% to $22.0 million compared to Q4 2012. Online revenues represented 93% of total Q4 2013 revenues. Q4 2013 events revenue decreased by 37% to $1.7 million compared to Q4 2012 and represented 7% of total Q4 2013 revenues. Total Q4 2013 revenues decreased 6% to $23.7 million compared to Q4 2012. Total 2013 online revenue decreased by 10% to $79.7 million compared to 2012. Online revenues represented 90% of total 2013 revenues. Total 2013 events revenue decreased by 26% to $8.8 million compared to 2012 and represented 10% of total 2013 revenues. Total 2013 revenues decreased 11% to $88.4 million compared to 2012.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate stock-based compensation) for Q4 2013 decreased 37% to $3.6 million compared to $5.8 million for Q4 2012.

Total gross profit margin for Q4 2013 was 72%, compared to 74% for Q4 2012. Online gross profit margin decreased slightly to 74% in Q4 2013, as compared to 75% in Q4 2012. Events gross profit margin decreased to 54% for Q4 2013, as compared to 63% for Q4 2012. Total gross profit margin for full year 2013 was 69%, compared to 72% for full year 2012. Online gross profit margin decreased to 71% in full year 2013 compared to 73% in full year 2012. Events gross profit margin decreased to 57% for full year 2013, as compared to 64% for full year 2012.

Q4 2013 was slightly below break-even compared to net income of $1.0 million in Q4 2012. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q4 2013 was $1.4 million compared to $3.1 million for Q4 2012. Net loss per basic share was $0.00 for Q4 of 2013 compared with net income per basic share of $0.03 for Q4 of 2012. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q4 2013 was $0.04 compared to $0.08 for Q4 2012. Net loss was $1.8 million for full year 2013 compared to net income of $4.0 million for full year 2012. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for full year 2013 was $3.4 million compared to $10.1 million for the full year 2012. Net loss per basic share was $0.05 for full year 2013 compared with net income per basic share of $0.10 for the full year 2012. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the full year 2013 was $0.09 compared to $0.25 for the full year 2012.

The Company’s balance sheet and financial position remain strong. As of December 31, 2013, the Company’s cash, cash equivalents and investments totaled $33.8 million, and the Company had no outstanding bank debt. In the quarter, the Company used approximately $35.5 million to buy shares of its common stock in a tender offer that was completed on October 25, 2013.

Recent Company Highlights

•	2013 was TechTarget’s 10th consecutive year of posting both positive adjusted EBITDA and cash flow. In 2013, the Company used its healthy cash flow to re-purchase 9.7 million shares for $48 million. In the past 3 years, the company has re-purchased 15.7 million shares returning $84 million to shareholders. The Company has $34 million in cash and investments and no debt.

•	IT Deal Alert continues to gain traction in the market with over 100 customers using the service in Q4, generating approximately $2.8 million in revenue in the quarter and $4 million in 2013. The Company forecasts that IT Deal Alert revenue will grow at least 20% sequentially in Q1 and at least triple in 2014.

•	International online revenue grew over 20% in 2013, which is the 5th consecutive year of international online revenue growth over 20%, since the company commenced its strategy of migrating from a partnership model to international direct operations. The Company is forecasting international online revenue growth of 20% to 25% in 2014.

Financial Guidance

In Q1 2014, we are forecasting our return to growth. We expect online revenues will be up between 5% and 10% versus the same period a year ago. For 2014, we expect online revenues will grow in the double-digits. Due to the inherent operating leverage in our business model, we forecast that this revenue growth will translate into at least 50% growth in adjusted EBITDA.

We expect overall revenues in Q1 of 2014 to be between $20.1 and $21.2 million. We expect online revenues to be between $19.3 and $20.3 million. We expect event revenues to be between $0.8 and $0.9 million. We expect adjusted EBITDA to be between break-even and $1.0 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (February 12, 2014). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-317-6016 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-317-6016 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 12, 2014 one (1) hour after the conference call through March 12, 2014 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10039337. Canadian callers should dial 1-855-669-9658 and also use the conference number 10039337. International callers should dial 1-412-317-0088 and also use the conference number 10039337. The webcast replay will also be available for replay on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 120 technology-specific websites and a wide selection of custom advertising, branding, lead generation, and sales enablement solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Munich, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2014 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert and Activity Intelligence are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:
Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)
Revenues:
Online	$22,033	$22,636	$79,709	$88,192
Events	1,706	2,723	8,787	11,799

Total revenues	23,739	25,359	88,496	99,991

Cost of revenues:
Online(1)	5,782	5,695	23,362	23,513
Events(1)	787	1,012	3,771	4,301

Total cost of revenues	6,569	6,707	27,133	27,814

Gross profit	17,170	18,652	61,363	72,177

Operating expenses:
Selling and marketing(1)	9,934	9,246	36,920	36,718
Product development(1)	1,618	1,866	6,715	7,521
General and administrative(1)	3,609	3,145	14,156	13,206
Depreciation	1,005	851	3,823	3,279
Amortization of intangible assets	467	697	2,223	3,351

Total operating expenses	16,633	15,805	63,837	64,075

Operating income (loss)	537	2,847	(2,474)	8,102
Interest (expense) income, net	(35)	22	(20)	107

Income (loss) before provision for (benefit from) income taxes	502	2,869	(2,494)	8,209
Provision for (benefit from) income taxes	503	1,847	(657)	4,185

Net (loss) income	$(1)	$1,022	$(1,837)	$4,024

Net (loss) income per common share:
Basic	$0.00	$0.03	$(0.05)	$0.10

Net (loss) income per common share:
Diluted	$0.00	$0.02	$(0.05)	$0.10

Weighted average common shares outstanding:
Basic	33,363	40,469	37,886	40,211

Weighted average common shares outstanding:
Diluted	33,363	40,956	37,886	40,910

(1) Amounts include stock-based compensation expense as follows:

Cost of online revenues	$45	$52	$173	$202
Cost of events revenues	6	6	18	18
Selling and marketing	815	675	2,751	2,888
Product development	58	71	212	265
General and administrative	633	553	2,431	1,894

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)

Net (loss) income	$(1)	$1,022	$(1,837)	$4,024

Interest expense (income), net	35	(22)	20	(107)
Provision for (benefit from) income taxes	503	1,847	(657)	4,185
Depreciation	1,005	851	3,823	3,279
Amortization of purchase price adj.	55	—	201	—
Amortization of intangible assets	467	697	2,223	3,351

EBITDA	2,064	4,395	3,773	14,732

Stock-based compensation expense	1,557	1,357	5,585	5,267

Adjusted EBITDA	$3,621	$5,752	$9,358	$19,999

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Net (Loss) Income per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)

Net (loss) income	$(1)	$1,022	$(1,837)	$4,024

Amortization of intangible assets	467	697	2,223	3,351
Stock-based compensation expense	1,557	1,357	5,585	5,267
Amortization of purchase price adjustment	55	—	201	—
Impact of income taxes	(646)	29	(2,775)	(2,579)

Adjusted net income	$1,432	$3,105	$3,397	$10,063

Net (loss) income per diluted share	$0.00	$0.02	$(0.05)	$0.10

Weighted average diluted shares outstanding	33,363	40,956	37,886	40,910

Adjusted net income per share	$0.04	$0.08	$0.09	$0.25
Adjusted weighted average diluted shares outstanding	34,100	40,956	38,430	40,910

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	737	—	544	—

Weighted average diluted shares outstanding	33,363	40,956	37,886	40,910

TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2014

(in $000’s)

	For the Three Months Ended March 31, 2014
	Range

Revenues	$20,100	$21,200

Adjusted EBITDA	$(16)	$984

Depreciation, amortization and stock-based compensation	3,060	3,060
Interest and other income, net	(10)	(10)
Benefit from income taxes	(1,415)	(950)

Net loss	$(1,651)	$(1,116)